Exhibit 24.1
POWER OF ATTORNEY
     Each of the undersigned, a director or officer of Dana Holding Corporation (“Dana”) appoints Marc S. Levin, Robert W. Spencer, Jr., and M. Jean Hardman, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Dana and various of its subsidiaries, relating to the shelf registration of securities of Dana as approved by resolutions adopted by the Board of Directors of Dana, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable Dana to comply with the Securities Act of 1933 and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney shall be effective as of August 27, 2009, and shall end automatically as to each undersigned upon the termination of his service as a director and/or officer of Dana Holding Corporation.

Name	Position	Date

/s/ John M. Devine John M. Devine	Executive Chairman; Director	August 27, 2009

/s/ James E. Sweetnam James E. Sweetnam	President and Chief Executive Officer; Director (Principal Executive Officer)	August 27, 2009

/s/ James A. Yost James A. Yost	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	August 27, 2009

/s/ Richard J. Dyer Richard J. Dyer	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 27, 2009

Gary L. Convis	Vice Chairman; Director

Mark T. Gallogly	Director

/s/ Terrence J. Keating Terrence J. Keating	Director	August 27, 2009

/s/ Mark A. Schulz Mark A. Schulz	Director	August 27, 2009

/s/ David P. Trucano David P. Trucano	Director	August 27, 2009

/s/ Keith E. Wandell Keith E. Wandell	Director	August 27, 2009

/s/ Jerome B. York Jerome B. York	Director	August 27, 2009